UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                   MAY 6, 2003


                                   GBC BANCORP
             (Exact Name Of Registrant As Specified In Its Charter)


           CALIFORNIA                     0-16213                95-3586596
(State or Other Jurisdiction of         (Commission             (IRS Employer
         Incorporation)                File Number)          Identification No.)


              800 WEST SIXTH STREET, LOS ANGELES, CALIFORNIA 90017 (Address of Principal Executive Offices, including Zip Code)


                                 (213) 972-4172
              (Registrant's Telephone Number, including Area Code)


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         The information in this Current Report on Form 8-K, including the exhibits, is furnished pursuant to Item 5 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K, including the exhibits, shall not be deemed to be incorporated by reference into the filings of GBC Bancorp under the Securities Act of 1933, as amended.

ITEM 5.  OTHER EVENTS

         On May 7, 2003, GBC Bancorp, a California corporation (Nasdaq: GBCB) ("GBC"), jointly announced with Cathay Bancorp, Inc., a Delaware corporation (Nasdaq: CATY) ("Cathay"), that they have agreed to enter into a strategic combination that will result in the merger of GBC with and into Cathay and GBC's wholly-owned subsidiary, General Bank, with and into Cathay's wholly-owned subsidiary, Cathay Bank. The merger agreement dated May 6, 2003 and the joint press release issued May 7, 2003 regarding the events outlined above appear as exhibits to this report and are herein incorporated by reference. The foregoing is qualified in its entirety by reference to such documents.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)   Exhibits

               99.1   Press Release dated May 7, 2003.

               99.2   Agreement and Plan of Merger, dated May 6, 2003.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         GBC Bancorp
                                         (Registrant)


Date:  May 7, 2003                        By:  /s/ Peter Lowe
                                             -----------------------------------
                                             Peter Lowe
                                             Chief Financial Officer

                                  EXHIBIT INDEX

Number   Exhibit

99.1     Press Release, dated May 7, 2003.

99.2     Agreement and Plan of Merger, dated May 6, 2003.